CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and “Financial Statements” in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A)(Post-Effective Amendment No. 57 to File No. 002-60770; Amendment No. 57 to File No. 811-02806) of Delaware Group Cash Reserve Fund of our report dated May 19, 2010, included in the 2010 Annual Report to shareholders.

/s/Ernst & Young, LLP

Philadelphia, Pennsylvania
July 27, 2010